Exhibit 10.44

SUBORDINATION OF PROMISSORY NOTE
AND DEED OF TRUST AGREEMENT

THIS SUBORDINATION OF PROMISSORY NOTE AND DEED OF TRUST AGREEMENT (“Subordination Agreement”) is made this 22nd day of February 2023, by and Fortress Financial, LLC, a Wyoming limited liability company (the “Lender”), Set Jet, Inc., a Nevada corporation (fka Set Jet, LLC) (the “Debtor”), and Barbara Levine Rothe, an individual, of 14343 North Frank Lloyd Wright Blvd., Unit 1008, Scottsdale, Arizona 85260 (the “Subordinating Creditor”) in favor of Lender.

WHEREAS, the Lender has agreed to extend a loan (“Loan”) to the Company pursuant to the terms of a Revolving Line of Credit Promissory Note, Promissory Note, Deed of Trust and related documents (the “Loan Documents”) in the aggregate principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00);

WHEREAS, the Debtor issued that certain Promissory Note in favor of the Subordinating Creditor on September 21, 2022, and amended by that Amendment and Extension of Promissory Note and Deed of Trust, dated April 2022 as amended (collectively the “Subordinate Note”) pursuant to such Subordinate Note, the Debtor owes the principal sum of $1,000,000.00, together with accrued interest thereon (the “Subordinated Indebtedness”). A copy of the Subordinate Note is attached hereto as Exhibit “A”; and

WHEREAS, the Subordinating Creditor is a related party to the Debtor and will derive or will enjoy substantial benefits from the Loan to the Debtor.

NOW, THEREFORE, as a material inducement to the Lender to make the Loan to the Debtor, and in consideration of the benefits accruing to the Subordinating Creditor by reason of the Loan, the parties hereto, jointly and severally, covenant and agree as follows:

1. Payments on Subordinating Creditor’s Claims.

a. While any part of the Loan from the Lender remains unpaid, the Debtor will not satisfy or make any payments upon any debts, claims, redemption rights, loan obligations or any other obligations of any type whatsoever, whether arising under the Subordinated Note (collectively, the “Subordinating Creditor’s Claims”) to the Subordinating Creditor whether existing at the time of the making of this Agreement or arising hereafter.

b. The Subordinating Creditor agrees that it will not accept or receive from the Debtor any payment in contravention of Section 1(a) hereof, nor will it make any transfer to third parties not a party to this Agreement or take any other action designed to secure indirectly from the Debtor the payment of any sums in contravention of Section 1(a) hereof.

c. The Subordinating Creditor agrees that, if it should accept or receive any payment from the Debtor in contravention of Section 1(a) hereof, the Subordinating Creditor shall hold same in trust for the Lender and agree that it shall have absolutely no rights in or to or dominion over such payments except to pay them promptly to the Lender; and the Subordinating Creditor hereby covenants to do so, and until such payments are received by the Lender, the Subordinating Creditor shall be personally liable to the Lender for same, together with all reasonable attorneys’ fees and costs incurred by the Lender in collecting such payments from the Subordinating Creditor.

d. The Subordinating Creditor agrees (i) not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which the Subordinating Creditor may hold against the Debtor whether under the terms of the Subordinated Note, (ii) not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Subordination Agreement, and not to enforce or apply any security now or hereafter existing therefor, (iii) not to file or join in any petition to commence any proceeding under the Bankruptcy Code, and (iv) not to take any lien or security on any of Debtor’s property, real or personal (which shall not require the termination of a lien or security of Subordinating Creditor that exists on the date hereof, provided that such lien or security is not amended following the date hereof), in each case, until 91 days following the date all claims of Lender against the Debtor have been indefeasibly satisfied in full.

e. In case of any assignment for the benefit of creditors by the Debtor or in case any proceedings under the Bankruptcy Code are instituted by or against the Debtor, or in case of the appointment of any receiver for the Debtor’s business or assets, or in case of any dissolution or winding up of the affairs of the Debtor: (a) the Debtor and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Lender the full amount of Lender’ claims against the Debtor (including interest to the date of payment) before making any payment of principal or interest to the Subordinating Creditor, and insofar as may be necessary for that purpose, the Subordinating Creditor hereby assigns and transfers to the Lender all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) the Subordinating Creditor hereby irrevocably constitutes and appoints each Secured Party its true and lawful attorney to act in its name and stead: (i) to file the appropriate claim or claims on behalf of such Creditor if the Subordinating Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if any Lender elects at its sole discretion to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of the Subordinating Creditor, and to otherwise vote the Subordinating Creditor’s claim in respect of any indebtedness now or hereafter owing from the Debtor to the Subordinating Creditor in any manner the Lender deem appropriate for their respective own benefit and protection.

f. Lender is hereby authorized by the Subordinating Creditor to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of the extension of credit pursuant to the Loan and any future loans or extensions of credit, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as such Secured Party may at its discretion determine, and (e) release the Debtor or any guarantor of any indebtedness of the Debtor from liability, all without notice to the Subordinating Creditor and without affecting the subordination provided by this Subordination Agreement. Upon receiving the express written consent of the Subordinating Creditors, the Lender shall be authorized to make optional future advances to the Debtor.

g. Until all such claims of Lender against the Debtor, now or hereafter existing, shall be paid in full, no gift or loan shall be made by the Debtor to the Subordinating Creditor without the express written consent of the Lender, in its sole discretion.

2. Subordination. The Subordinating Creditor agrees that any and all of the Subordinating Creditor’s Claims shall be deemed subordinate to the Loan and all claims of the Lender against the Debtor, and in the event of the liquidation of the Debtor or distribution of its assets, the Loan shall be satisfied and discharged before the Subordinating Creditor receives any distributive share or payment on account of the Subordinating Creditor’s Claims; and the Subordinating Creditor further agrees to execute and deliver to the Lender such assignment(s) or other instruments as may be required by the Lender in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be reasonably made at any time on account of all or any portion of the Subordinating Creditor’s Claims hereby subordinated.

3. Waivers. While the loans are outstanding, irrespective of the maturity date of any of the Subordinating Creditor’s Claims, the Subordinating Creditor hereby expressly waives any and all rights to payment by the Debtor of any and all of the Subordinating Creditor’s Claims, whether under the terms of the Subordinated Note or Security Agreement prior to repayment in full of the Loan to the Lender. The Subordinating Creditor hereby expressly waives all notices with respect to the creation, renewal, modification, extension or enlargement of the Loan.

4. The Lender.

a. This Agreement is given to the Lender to induce it to close and consummate the extension of credit evidenced by the Loan, and with full knowledge that the Lender have and shall continue to rely upon the representations, covenants and provisions set forth herein in making any additional advances under the Loan and in extending any additional credit to the Debtor.

b. Should any representation herein be found to be false or misleading or should any covenant herein be breached, the Lender shall be entitled to exercise and may exercise any and all of its rights, powers and remedies set forth in the Loan and in any instrument or document executed in connection with the Loan, including, without limitation, the Security Agreement.

5. Miscellaneous.

a. The subordination hereby effected may be terminated only by written notice from the Subordinating Creditor to the Lender, but only as to new liabilities, indebtedness or obligations of the Debtor to the Lender created after such notice is delivered to, received by and receipted for by the Lender.

b. This Agreement shall be construed in accordance with the laws of the State of Nevada in accordance with the terms of the Note.

c. No right, power or remedy of the Lender as provided in this Subordination Agreement is intended to be exclusive of any other right, power or remedy of the Lender provided in any document executed in connection with the Loan, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to the Lender now or hereafter existing at law or in equity and may be pursued separately, successively or together at the sole discretion of the Lender. The delay or failure of the Lender to exercise any right, power or remedy shall in no event be construed as a waiver or release thereof. No waiver of any breach of this Agreement shall extend to or affect any subsequent or other breach then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of the Lender to exercise any right, power or remedy shall be construed to waive any such breach or to constitute acquiescence therein.

d. This Agreement shall be binding upon the Debtor and the Subordinating Creditor and their respective heirs, successors and assigns and shall inure to the benefit of the Lender, its successors and assigns.

e. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or electronic signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or any other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(End of Text - Signatures Attached)

Agreed and executed as of the date first set forth herein.

SUBORDINATING CREDITOR:

/s/ Barbara Levine Rothe
Barbara Levine Rothe

DEBTOR:

SET JET, INC.,
a Nevada corporation

By:	/s/ Thomas Smith
Name:	Thomas Smith
Its:	Manager

LENDER:

FORTRESS FINANCIAL, LLC,
Wyoming limited liability company

By:	Chilkoot Capital Management, LLC,
a Wyoming limited liability company
Its:	Manager

By:	/s/ Robert Saucier
Name:	Robert Saucier
Title:	Manager

EXHIBIT “A”
(Subordinated Note)

Exhibit A-1

PROMISSORY NOTE

$1,000,000.00	January 21, 2022

1. PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned Set Jet, LLC, a Nevada limited liability company with an address of 15011 North 75th St, Scottsdale Arizona 85260 (the “Company” or “Maker”) promises to pay to Barbara Levin Rothe, an Individual, with an address of 14343 N Frank Lloyd Wright Blvd, Unit 1008, Scottsdale, Arizona 85260 (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of One Million Dollars ($1,000,000.00) or such lesser amount as shall equal the then outstanding principal amount hereof (the “Principle Balance”).

Principal Delivery. Holder shall deliver the Principal Balance to Maker by wire transfer or other form of immediately available funds within two (2) business days of execution of this Promissory Note.

Interest or other Considerations. No interest shall be charged to Maker. Holder’s associates may on a standby basis from time to occupy empty unsold seats on Maker’s flights.

Maturity. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) ninety (90) days after the date of this Note (the “Maturity Date”), (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Holder or made automatically due and payable, or (iii) when, upon the occurrence of a Change in Control, such amounts are declared due and payable by Holder, in each case, in accordance with the terms hereof.

Prepayment. Provided Maker is not in default in the performance of the terms of this Note, Maker may at any time, and from time to time, repay the interest and principal outstanding hereunder in whole or in part without penalty subject to the conditions set forth herein. Such prepayment shall be made in lawful money of the United States of America in federal or other immediately available funds to the address provided hereinabove, or at such other place as the Holder hereof may designate from time to time. Any partial repayment or prepayment of the interest and principal shall be in an amount not less than Ten Thousand Dollars ($10,000.00) or higher. All such prepayments shall be applied first toward accrued interest, and then to the outstanding principal, in the inverse order of maturity.

Payments from Capital Contributions and or Loans. In the event that Company sells any additional Units of Company, receives any Capital Infusion or Contribution, and/or receives any money in the form of loans from 3rd parties in the future (“Funds”), then 100% of such Funds shall be used by Company to pay down this Note. This Section shall not apply to aircraft purchases or in-kind contribution such as real estate, etc. by investors for Company’s use.

2. SECURITY FOR NOTE. The indebtedness evidenced by this Note shall be secured by a Deed of Trust in favor of Holder on that real property and all improvements as described in Exhibit “A” of the Deed of Trust of even date herewith.

Exhibit A-2

3. EVENTS OF DEFAULT. The Maker shall be in default of this Note upon the happening of any of the following events or conditions, namely: if the entire balance of Principal and accrued interest is not paid within five (5) business days of the Maturity Date; or any breach of any covenant, warranty, liability or any other obligation contained or referred to herein, or contained in this Note, whether now, existing or hereafter arising, which is not cured within the applicable cure period (if any). Holder shall provide Maker with a written Notice of Default and Maker shall have no less than three (3) business days to cure any such Default.

4. ACCELERATION. After the occurrence of any “Events of Default” as set forth herein, then the entire amount of the unpaid principal of this Note, irrespective of the Maturity Date specified herein, together with the then accrued interest thereon, shall, at the election of Holder, immediately become due and payable.

5. WAIVER. The rights and remedies of Holder, as provided in this Note and any other documents now or hereafter executed to secure repayment of this Note, shall be cumulative and concurrent, and may be pursued singly, successively, or together against Maker, any guarantor hereof and any other funds, property or security held by Maker for the payment hereof or otherwise at the sole discretion of Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.

6. NOTICE. Any notice to Maker provided for in this Note shall be given by mailing such notice by certified mail, addressed to Maker at the address listed below, or to such other address as Maker may designate by notice to Holder. Any notice to Holder shall be given by mailing such notice by certified mail, return receipt requested, to Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to Maker.

7. ATTORNEYS’ FEES. Maker, guarantors and all persons liable or to become liable on this Note agree to pay all costs of collection when incurred, including actual attorneys’ fees and all costs of suit or other proceedings of collection, in case the unpaid principal sum of this Note, or any payment of interest thereof, is not paid when due, and all expenses incurred by Holder to protect the security for the indebtedness evidenced hereby, should it become necessary to do so, and for all costs related to the foreclosure by Holder either judicially or through power of sale under the rights granted by the Assignment, whether through courts of original jurisdiction, courts of appellate jurisdiction, through bankruptcy court or in other legal proceedings. No extension of time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability under this Note, either in whole or in part, of any of the undersigned not a party to such agreement.

8. SUCCESSORS AND ASSIGNS; NON-ASSUMABILITY OF NOTE. Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective heirs, personal representatives, successors, and assigns, if any. This Note shall be non-assumable, unless Holder in its sole discretion and without any obligation whatsoever to do so, gives its prior written approval. Any attempted assumption of this Note without such approval shall constitute an Event of Default.

9. PURPOSE OF LOAN. Maker’s use of the Loan funds was and/or is solely for business and/or investment purposes, and not for consumer or personal use. Upon payment in full of the Maker’s obligations hereunder, there shall be no further obligations between the Maker and Holder under any theory including but limited to a joint venture or partnership.

10. APPLICABLE LAW. Except where preempted by the laws of the United States, this Note shall be construed in accordance with and governed by the laws of the State of Arizona.

11. AUTHORITY OF PERSONS EXECUTING NOTE. Maker, and the person(s) executing this Note on Maker’s behalf, each warrant and represent that such persons have full right, power and authority to do so, and that this Note constitutes a valid and binding obligation enforceable against Maker in accordance with its terms, and that no other person, entity, or party is required to sign, approve, or consent to, this Note.

Exhibit A-3

IN WITNESS WHEREOF, the parties have executed this Participation Agreement the day and year first above written.

“Maker”

Set Jet, LLC
a Nevada limited liability company

By:	/s/ William R. Smith
Name:	William R. Smith
Title:	Manager

“Holder”

Barbara Levin Rothe

By:	/s/ Barbara Levin Rothe
Name:	Barbara Levin Rothe, an Individual

Exhibit A-4

AMENDMENT AND EXTENSION OF PROMISSORY
NOTE AND DEED OF TRUST

$1,000,000.00	April 21, 2022

THIS AMENDMENT AND EXTENSION OF PROMISSORY NOTE AND DEED OF TRUST (“Amendment”) is made and entered into this 20th day of April, 2022, by and between Set Jet, LLC, a Nevada limited liability company, with an address of 15011 North 75th Street, Scottsdale Arizona 85260 (the “Company” or “Maker”) promises to pay to Barbara Levin Rothe, an Individual, with an address of 14343 North Frank Lloyd Wright Blvd, Unit 1008, Scottsdale, Arizona 85260 (“Holder”).

RECITALS

A. On or about January 21, 2022, the Company issued to Holder a Promissory Note in the amount of One Million Dollars ($1,000,000.00) (“Note”) with the terms thereof as set forth in the Note and requiring payment of the Principal Balance on April 21, 2022 (“Original Maturity Date”). A copy of the Note is attached hereto for reference.

B. On or about January 21, 2022, the Company also issued to Holder a Deed of Trust to secure payment of the Note. A copy of the Deed of Trust is attached hereto for reference.

C. The Note has not been paid to date, and the Company and Holder wish to enter into this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is hereby agreed as follows:

1. EXTENSION OF NOTE AND DEED OF TRUST AND DATES FOR PAYMENT. The Note and Deed of Trust are amended to provide that the date for payment under the Note and Deed of Trust is extended to July 21, 2022, when payment of the Principal Balance shall be due and payable (“Amended Maturity Date”). Holder hereby waives any default under the Note or Deed of Trust that may have occurred prior to the date of this Amendment, and Holder agrees that extension of the date when payment is to be made as provided in this Amendment from the Original Due Date does not constitute default of either the Note or Deed of Trust.

2. PAYABLE ON DEMAND. Notwithstanding anything in this Amendment to the contrary, Holder may, at any time and with seven (7) days written notice to Company, accelerate the Amended Maturity Date of the Note, at which time the Principal Balance shall become immediately due and payable.

3. ALL OTHER TERMS REMAIN EFFECTIVE. All other terms and provisions of the Note and Deed of Trust not amended by or inconsistent with this Amendment shall remain effective and fully binding on Holder and the Company.

“Company” or “Maker”		“Holder”
Set Jet, LLC
a Nevada limited liability company		Barbara Levin Rothe

By:	/s/ William R. Smith	By:	/s/ Barbara Levin Rothe
Name:	William R. Smith	Name:	Barbara Levin Rothe, an Individual
Title:	Manager

Exhibit A-5

Exhibit “B”
(Security Agreement)

Exhibit B-1